Exhibit 99.1

NEWS	MEDIA CONTACT
Allie Bovis
FOR IMMEDIATE RELEASE	abovis@hcg.com

INVESTOR CONTACT
John D. Kelly
investor@hcg.com
Huron Announces Third Quarter 2022 Financial Results and Updates 2022 Guidance
THIRD QUARTER 2022 HIGHLIGHTS
•Revenues increased $61.4 million, or 27.4%, to $285.4 million in Q3 2022 from $224.0 million in Q3 2021.
•Revenues within the Digital capability increased 45.5% in Q3 2022 compared to Q3 2021.
•Net income increased $4.0 million, or 29.2%, to $17.7 million in Q3 2022 from $13.7 million in Q3 2021.
•Adjusted EBITDA(7), a non-GAAP measure, increased $10.1 million, or 38.1%, to $36.5 million in Q3 2022 from $26.4 million in Q3 2021.
•Diluted earnings per share increased $0.22, or 34.4%, to $0.86 in Q3 2022 from $0.64 in Q3 2021.
•Adjusted diluted earnings per share(7), a non-GAAP measure, increased $0.23, or 29.5%, to $1.01 in Q3 2022 from $0.78 in Q3 2021.
•Huron repurchased 0.7 million shares of the company's common stock for $45.6 million in Q3 2022.
YEAR-TO-DATE 2022 HIGHLIGHTS AND 2022 GUIDANCE
•Revenues increased $161.4 million, or 24.6%, to $818.7 million for the first nine months of 2022 from $657.3 million for the same prior year period.
•Revenues within the Digital capability increased 43.0% for the first nine months of 2022 compared to the same prior year period.
•Net income increased $26.5 million, or 83.1%, to $58.5 million for the first nine months of 2022 from $31.9 million for the same prior year period. Results for the first nine months of 2022 include an unrealized gain of $19.8 million, net of tax, on the company's investment in a hospital-at-home company recognized in Q1 2022.
•Adjusted EBITDA(7), a non-GAAP measure, increased $23.3 million, or 34.0%, to $91.8 million for the first nine months of 2022 from $68.5 million for the same prior year period.
•Diluted earnings per share increased $1.34, or 91.8%, to $2.80 for the first nine months of 2022 from $1.46 for the same prior year period.
•Adjusted diluted earnings per share(7), a non-GAAP measure, increased $0.51, or 28.2%, to $2.32 for the first nine months of 2022 from $1.81 for the same prior year period.
•Huron repurchased 1.7 million shares of the company's common stock for $97.9 million in the first nine months of 2022.
•Huron updates its previous earnings guidance range for full year 2022, including increasing and narrowing revenue expectations to a range of $1.09 billion to $1.11 billion.

CHICAGO - Nov 1, 2022 - Global professional services firm Huron (NASDAQ: HURN) today announced financial results for the third quarter ended September 30, 2022.
“Our third quarter performance continued to reflect strong growth across all three operating segments. We achieved 27% revenue growth over the third quarter of 2021, primarily reflecting ongoing momentum in our healthcare and education industries, and continued growth in our Digital capability,” said James H. Roth, chief executive officer of Huron. “Market conditions have been favorable across our collective set of offerings and despite increased economic uncertainties, we anticipate strong demand in the coming quarters.”
THIRD QUARTER 2022 RESULTS
Revenues increased $61.4 million, or 27.4%, to $285.4 million for the third quarter of 2022, compared to $224.0 million for the third quarter of 2021. This revenue growth was highlighted by 45.5% growth from the Digital capability across all industries and growth in the Education and Healthcare segments' Consulting and Managed Services capability of 45.9% and 16.6%, respectively, during the third quarter of 2022 compared to the same prior year period.

Net income increased $4.0 million, or 29.2%, to $17.7 million for the third quarter of 2022, compared to $13.7 million for the same quarter last year. Diluted earnings per share increased $0.22, or 34.4%, to $0.86 for the third quarter of 2022, compared to $0.64 for the third quarter of 2021.
Third quarter 2022 earnings before interest, taxes, depreciation and amortization ("EBITDA")(7) increased $11.1 million, or 45.4%, to $35.5 million, compared to $24.4 million in the same prior year period.
In addition to using EBITDA to evaluate the company’s financial performance, management uses other non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Three Months Ended September 30,
	2022	2021
Amortization of intangible assets	$2,818	$2,235
Restructuring charges	$1,332	$1,677
Other losses (gains)	$(67)	$56
Transaction-related expenses	$—	$194
Tax effect of adjustments	$(1,082)	$(1,103)
Foreign currency transaction losses (gains), net	$(328)	$43
Adjusted EBITDA(7) increased $10.1 million, or 38.1%, to $36.5 million, or 12.8% of revenues, in the third quarter of 2022, compared to $26.4 million, or 11.8% of revenues, in the same quarter last year. Adjusted net income(7) increased $4.0 million to $20.7 million, or $1.01 per diluted share, for the third quarter of 2022, compared to $16.8 million, or $0.78 per diluted share, for the same quarter in 2021.
The number of revenue-generating professionals(1) increased 22.7% to 4,571 as of September 30, 2022 from 3,724 as of September 30, 2021. The utilization rate(5) of the company's Consulting capability increased to 72.5% during the third quarter 2022, compared to 71.5% during the same period last year. The utilization rate(5) for the company's Digital capability decreased to 70.1% during the third quarter 2022, compared to 74.2% during the same period last year.
Additionally, in the third quarter of 2022, Huron repurchased 685,641 shares of the company's common stock for $45.6 million.

YEAR-TO-DATE 2022 RESULTS
Revenues increased $161.4 million, or 24.6%, to $818.7 million for the first nine months of 2022, compared to $657.3 million for the first nine months of 2021. This revenue growth was highlighted by 43.0% growth from the Digital capability across all industries and growth in the Education and Healthcare segments' Consulting and Managed Services capability of 49.8% and 12.1%, respectively, during the first nine months of 2022 compared to the same prior year period.
Net income increased $26.5 million, or 83.1%, to $58.5 million for the first nine months of 2022, compared to $31.9 million for the first nine months of 2021. Diluted earnings per share increased $1.34, or 91.8%, to $2.80 for the third quarter of 2022, compared to $1.46 for the same period last year. Results for the first nine months of 2022 include an unrealized gain of $19.8 million, net of tax, related to the increase in fair value of the company's investment in a hospital-at-home company.
EBITDA(7) for the first nine months of 2022 increased $49.7 million, or 77.1%, to $114.2 million, compared to $64.5 million in the same prior year period.
In addition to using EBITDA to evaluate the company’s financial performance, management uses other non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Nine Months Ended September 30,
	2022	2021
Amortization of intangible assets	$8,496	$6,923
Restructuring charges	$4,956	$3,166
Other losses (gains)	$(34)	$98
Transaction-related expenses	$50	$335
Unrealized gain on preferred stock investment	$(26,964)	$—
Tax effect of adjustments	$3,576	$(2,788)
Foreign currency transaction losses (gains), net	$(409)	$398
Adjusted EBITDA(7) increased $23.3 million, or 34.0%, to $91.8 million, or 11.2% of revenues, for the first nine months of 2022, compared to $68.5 million, or 10.4% of revenues, for the same period last year. Adjusted net income(7) increased $8.9 million, or 22.4%, to $48.5 million, or $2.32 per diluted share, for the first nine months of 2022, compared to $39.7 million, or $1.81 per diluted share, for the first nine months of 2021.
The number of revenue-generating professionals(1) increased 22.7% to 4,571 as of September 30, 2022 from 3,724 as of September 30, 2021. The utilization rate(5) of the company's Consulting capability increased to 73.0% during the first nine months of 2022, compared to 70.8% during the same period last year. The utilization rate(5) for the company's Digital capability decreased to 71.6% during the first nine months 2022, compared to 72.9% during the same period last year.
Additionally, in the first nine months of 2022, Huron repurchased 1,706,587 shares of the company's common stock for $97.9 million, representing 7.8% of the common stock outstanding as of December 31, 2021.
OPERATING INDUSTRIES
Huron’s results reflect a portfolio of service offerings focused on helping clients address complex business challenges.
The company’s year-to-date 2022 revenues by operating segment as a percentage of total company revenues are as follows: Healthcare (47%); Education (32%); and Commercial (21%). Financial results by operating industry are included in the attached schedules and in Huron's forthcoming Quarterly Report on Form 10-Q filing for the quarter ended September 30, 2022.

OUTLOOK FOR 2022
Based on currently available information, the company increased and narrowed guidance for full year 2022 revenues before reimbursable expenses to a range of $1.09 billion to $1.11 billion. The company anticipates adjusted EBITDA as a percentage of revenues in a range of 11.5% to 12.0% and non-GAAP adjusted diluted earnings per share in a range of $3.25 to $3.35.
Management will provide a more detailed discussion of its outlook during the company's earnings conference call webcast.
THIRD QUARTER 2022 WEBCAST
The company will host a webcast to discuss its financial results today, November 1, 2022, at 5:00 p.m. Eastern Time, 4:00 p.m. Central Time. The conference call is being webcast by Notified and can be accessed from Huron's website at http://ir.huronconsultinggroup.com. A replay will be available approximately two hours after the conclusion of the webcast and for 90 days thereafter.
USE OF NON-GAAP FINANCIAL MEASURES(7)
In evaluating the company’s financial performance and outlook, management uses EBITDA, adjusted EBITDA, adjusted EBITDA as a percentage of revenues, adjusted net income, and adjusted diluted earnings per share, which are non-GAAP measures. Management uses these non-GAAP financial measures to gain an understanding of the company's comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect the company's ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing their business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. Management believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.
Management has provided its outlook regarding adjusted EBITDA and adjusted diluted earnings per share, both of which are non-GAAP financial measures and exclude certain charges. Management has not reconciled these non-GAAP financial measures to the corresponding GAAP financial measures because guidance for the various reconciling items is not provided. Management is unable to provide guidance for these reconciling items because they cannot determine their probable significance, as certain items are outside of the company's control and cannot be reasonably predicted since these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measures are not available without unreasonable effort.
ABOUT HURON
Huron is a global professional services firm that collaborates with clients to put possible into practice by creating sound strategies, optimizing operations, accelerating digital transformation, and empowering businesses and their people to own their future. By embracing diverse perspectives, encouraging new ideas and challenging the status quo, we create sustainable results for the organizations we serve. Learn more at www.huronconsultinggroup.com.

Statements in this press release that are not historical in nature, including those concerning the company’s current expectations about its future results, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “provides,” “anticipates,” “assumes,” “can,” “will,” “meets,” “could,” “likely,” “intends,” “might,” “predicts,” “seeks,” “would,” “believes,” “estimates,” “plans,” “continues,” “goals,” “guidance,” or “outlook” or similar expressions. These forward-looking statements reflect the company's current expectations about future requirements and needs, results, levels of activity, performance, or achievements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: the impact of the COVID-19 pandemic on the economy, our clients and client demand for our services, and our ability to sell and provide services, including the measures taken by governmental authorities and businesses in response to the pandemic, which may cause or contribute to other risks and uncertainties that we face; failure to achieve expected utilization rates, billing rates and the number of revenue-generating professionals; inability to expand or adjust our service offerings in response to market demands; our dependence on renewal of client-based services; dependence on new business and retention of current clients and qualified personnel; failure to maintain third-party provider relationships and strategic alliances; inability to license technology to and from third parties; the impairment of goodwill; various factors related to income and other taxes; difficulties in successfully integrating the businesses we acquire and achieving expected benefits from such acquisitions; risks relating to privacy, information security, and related laws and standards; and a general downturn in market conditions. These forward-looking statements involve known and unknown risks, uncertainties, and other factors, including, among others, those described under “Item 1A. Risk Factors” in Huron's Annual Report on Form 10-K for the year ended December 31, 2021 that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. The company disclaims any obligation to update or revise any forward-looking statements as a result of new information or future events, or for any other reason.

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME (LOSS)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues and reimbursable expenses:
Revenues	$285,370	$224,007	$818,744	$657,346
Reimbursable expenses	6,816	3,690	19,034	8,876
Total revenues and reimbursable expenses	292,186	227,697	837,778	666,222
Operating expenses:
Direct costs (exclusive of depreciation and amortization included below)	193,368	153,902	569,848	463,543
Reimbursable expenses	6,917	3,914	19,249	9,233
Selling, general and administrative expenses	54,458	43,576	148,886	128,574
Restructuring charges	1,332	1,677	4,956	3,166
Depreciation and amortization	6,812	6,322	20,578	19,031
Total operating expenses	262,887	209,391	763,517	623,547
Operating income	29,299	18,306	74,261	42,675
Other income (expense), net:
Interest expense, net of interest income	(3,111)	(2,217)	(7,753)	(5,965)
Other income (expense), net	(785)	(394)	18,699	2,177
Total other income (expense), net	(3,896)	(2,611)	10,946	(3,788)
Income before taxes	25,403	15,695	85,207	38,887
Income tax expense	7,662	1,968	26,739	6,958
Net income	$17,741	$13,727	$58,468	$31,929
Earnings per share:
Net income per basic share	$0.88	$0.65	$2.85	$1.48
Net income per diluted share	$0.86	$0.64	$2.80	$1.46
Weighted average shares used in calculating earnings per share:
Basic	20,109	21,242	20,511	21,574
Diluted	20,615	21,531	20,899	21,904
Comprehensive income (loss):
Net income	$17,741	$13,727	$58,468	$31,929
Foreign currency translation adjustments, net of tax	(1,034)	(246)	(1,733)	236
Unrealized gain (loss) on investment, net of tax	(830)	1,158	(2,718)	(2,068)
Unrealized gain on cash flow hedging instruments, net of tax	3,762	309	9,058	1,956
Other comprehensive income	1,898	1,221	4,607	124
Comprehensive income	$19,639	$14,948	$63,075	$32,053

HURON CONSULTING GROUP INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$8,831	$20,781
Receivables from clients, net	166,734	122,316
Unbilled services, net	122,317	91,285
Income tax receivable	213	8,071
Prepaid expenses and other current assets	25,524	15,229
Total current assets	323,619	257,682
Property and equipment, net	26,187	31,004
Deferred income taxes, net	1,625	1,804
Long-term investments	95,854	72,584
Operating lease right-of-use assets	32,112	35,311
Other non-current assets	65,993	68,191
Intangible assets, net	25,453	31,894
Goodwill	623,841	620,879
Total assets	$1,194,684	$1,119,349
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$15,115	$13,621
Accrued expenses and other current liabilities	32,016	22,519
Accrued payroll and related benefits	118,195	139,131
Current maturities of long-term debt	—	559
Current maturities of operating lease liabilities	10,414	10,142
Deferred revenues	20,378	19,212
Total current liabilities	196,118	205,184
Non-current liabilities:
Deferred compensation and other liabilities	31,487	43,458
Long-term debt, net of current portion	341,000	232,221
Operating lease liabilities, net of current portion	48,221	54,313
Deferred income taxes, net	21,597	12,273
Total non-current liabilities	442,305	342,265
Commitments and contingencies
Stockholders’ equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 22,853,524 and 24,364,814 shares issued, respectively	225	239
Treasury stock, at cost, 2,696,264 and 2,495,172 shares, respectively	(137,000)	(135,969)
Additional paid-in capital	336,125	413,794
Retained earnings	335,464	276,996
Accumulated other comprehensive income	21,447	16,840
Total stockholders’ equity	556,261	571,900
Total liabilities and stockholders’ equity	$1,194,684	$1,119,349

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net income	$58,468	$31,929
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation and amortization	20,578	19,245
Non-cash lease expense	4,768	4,912
Share-based compensation	23,083	17,979
Amortization of debt discount and issuance costs	595	595
Allowances for doubtful accounts	47	7
Deferred income taxes	7,133	2,434
Gain on sale of property and equipment, excluding transaction costs	(1,117)	(254)
Change in fair value of contingent consideration liabilities	(34)	98
Change in fair value of preferred stock investment	(26,964)	—
Other, net	6	(78)
Changes in operating assets and liabilities, net of acquisitions and divestiture:
(Increase) decrease in receivables from clients, net	(44,759)	(23,294)
(Increase) decrease in unbilled services, net	(31,937)	(40,883)
(Increase) decrease in current income tax receivable / payable, net	14,704	3,159
(Increase) decrease in other assets	3,468	98
Increase (decrease) in accounts payable and other liabilities	(14,538)	2,229
Increase (decrease) in accrued payroll and related benefits	(18,883)	(35,958)
Increase (decrease) in deferred revenues	(397)	(10,424)
Net cash used in operating activities	(5,779)	(28,206)
Cash flows from investing activities:
Purchases of property and equipment	(9,768)	(8,918)
Investment in life insurance policies	(283)	(574)
Distributions from life insurance policies	2,958	—
Purchases of businesses, net of cash acquired	(1,948)	(5,886)
Capitalization of internally developed software costs	(6,855)	(3,603)
Proceeds from note receivable	157	—
Proceeds from sale of property and equipment	4,753	255
Divestiture of business	207	—
Net cash used in investing activities	(10,779)	(18,726)
Cash flows from financing activities:
Proceeds from exercise of stock options	1,421	613
Shares redeemed for employee tax withholdings	(7,540)	(9,267)
Share repurchases	(95,474)	(60,229)
Proceeds from bank borrowings	287,000	189,000
Repayments of bank borrowings	(178,780)	(129,362)
Deferred payment on business acquisition	(1,875)	—
Net cash provided by (used in) financing activities	4,752	(9,245)
Effect of exchange rate changes on cash	(144)	189
Net decrease in cash and cash equivalents	(11,950)	(55,988)
Cash and cash equivalents at beginning of the period	20,781	67,177
Cash and cash equivalents at end of the period	$8,831	$11,189

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA
(Unaudited)

	Three Months Ended September 30,		Percent Increase (Decrease)	Nine Months Ended September 30,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2022	2021		2022	2021
Healthcare:
Revenues	$131,319	$104,620	25.5%	$381,669	$315,345	21.0%
Operating income	$33,045	$32,157	2.8%	$91,441	$86,511	5.7%
Segment operating margin	25.2%	30.7%		24.0%	27.4%
Education:
Revenues	$94,347	$63,244	49.2%	$263,234	$175,061	50.4%
Operating income	$22,851	$14,516	57.4%	$58,848	$37,195	58.2%
Segment operating margin	24.2%	23.0%		22.4%	21.2%
Commercial:
Revenues	$59,704	$56,143	6.3%	$173,841	$166,940	4.1%
Operating income	$14,153	$8,262	71.3%	$38,282	$29,152	31.3%
Segment operating margin	23.7%	14.7%		22.0%	17.5%
Total Huron:
Revenues	$285,370	$224,007	27.4%	$818,744	$657,346	24.6%
Reimbursable expenses	6,816	3,690	84.7%	19,034	8,876	114.4%
Total revenues and reimbursable expenses	$292,186	$227,697	28.3%	$837,778	$666,222	25.8%

Segment operating income	$70,049	$54,935	27.5%	$188,571	$152,858	23.4%
Items not allocated at the segment level:
Other operating expenses	35,679	31,430	13.5%	99,139	94,634	4.8%
Depreciation and amortization	5,071	5,199	(2.5)%	15,171	15,549	(2.4)%
Total operating income	29,299	18,306	60.1%	74,261	42,675	74.0%
Other income (expense), net	(3,896)	(2,611)	49.2%	10,946	(3,788)	N/M
Income before taxes	$25,403	$15,695	61.9%	$85,207	$38,887	119.1%
Other Operating Data:
Number of revenue-generating professionals by segment (at period end) (1)(6):
Healthcare	1,686	1,575	7.0%	1,686	1,575	7.0%
Education	1,543	958	61.1%	1,543	958	61.1%
Commercial (2)	1,342	1,191	12.7%	1,342	1,191	12.7%
Total	4,571	3,724	22.7%	4,571	3,724	22.7%
Revenue by capability:
Consulting and Managed Services (3)	$155,901	$135,021	15.5%	$454,356	$402,576	12.9%
Digital	129,469	88,986	45.5%	364,388	254,770	43.0%
Total	$285,370	$224,007	27.4%	$818,744	$657,346	24.6%
Number of revenue-generating professionals by capability (at period end)(1):
Consulting and Managed Services (4)	2,098	1,871	12.1%	2,098	1,871	12.1%
Digital	2,473	1,853	33.5%	2,473	1,853	33.5%
Total	4,571	3,724	22.7%	4,571	3,724	22.7%
Utilization rate by capability (5):
Consulting	72.5%	71.5%		73.0%	70.8%
Digital	70.1%	74.2%		71.6%	72.9%
(1)Consists of our full-time consultants who generate revenues based on the number of hours worked; full-time equivalents, which consists of coaches and their support staff within the Culture and Organizational excellence solution, consultants who work variable schedules as needed by clients, and full-time employees who provide software support and maintenance services to clients; and our Healthcare Managed Services employees who provide revenue cycle billing, collections insurance verification and change integrity services to clients.
(2)The majority of our revenue-generating professionals within our Commercial segment can provide services across all of our industries, including healthcare and education.
(3)Managed Services capability revenue within our Healthcare segment was $17.6 million and $13.6 million for the three months ended September 30, 2022 and 2021, respectively; and $47.5 million and $35.4 million for the nine months ended September 30, 2022 and 2021, respectively.
Managed Services capability revenue within our Education segment was $4.1 million and $2.3 million for the three months ended September 30, 2022 and 2021, respectively; and $11.3 million and $6.8 million for the nine months ended September 30, 2022 and 2021, respectively.
(4)The number of Managed Services revenue-generating professionals within our Healthcare segment as of September 30, 2022 and September 30, 2021 was 547 and 518, respectively.
The number of Managed Services revenue-generating professionals within our Education segment as of September 30, 2022 and September 30, 2021 was 97 and 68, respectively.
(5)Utilization rate is calculated by dividing the number of hours our billable consultants worked on client assignments during a period by the total available working hours for these billable consultants during the same period. Available hours are determined by the standard hours worked by each billable consultant, adjusted for part-time hours, and U.S. standard work weeks. Available working hours exclude local country holidays and vacation days. Utilization rates are presented for our revenue-generating professionals who primarily bill on an hourly basis. We have not presented utilization rates for our Managed Services professionals as most of the revenues generated by these employees are not billed on an hourly basis.
(6)During the first quarter of 2022, we reclassified certain Digital revenue-generating professionals within our Healthcare and Education segments to our Commercial segment as these professionals can provide services across all of our industries. This reclassification did not impact the total headcount within our Digital capability for any period. The prior period headcount has been revised for consistent presentation.
N/M - Not Meaningful

HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME
TO ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (7)
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues	$285,370	$224,007	$818,744	$657,346
Net income	$17,741	$13,727	$58,468	$31,929
Add back:
Income tax expense	7,662	1,968	26,739	6,958
Interest expense, net of interest income	3,111	2,217	7,753	5,965
Depreciation and amortization	7,019	6,534	21,238	19,640
Earnings before interest, taxes, depreciation and amortization (EBITDA) (7)	35,533	24,446	114,198	64,492
Add back:
Restructuring charges	1,332	1,677	4,956	3,166
Other losses (gains)	(67)	56	(34)	98
Transaction-related expenses	—	194	50	335
Unrealized gain on preferred stock investment	—	—	(26,964)	—
Foreign currency transaction losses (gains), net	(328)	43	(409)	398
Adjusted EBITDA (7)	$36,470	$26,416	$91,797	$68,489
Adjusted EBITDA as a percentage of revenues (7)	12.8%	11.8%	11.2%	10.4%

HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME (7)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income	$17,741	$13,727	$58,468	$31,929
Weighted average shares - diluted	20,615	21,531	20,899	21,904
Diluted earnings per share	$0.86	$0.64	$2.80	$1.46
Add back:
Amortization of intangible assets	2,818	2,235	8,496	6,923
Restructuring charges	1,332	1,677	4,956	3,166
Other losses (gains)	(67)	56	(34)	98
Transaction-related expenses	—	194	50	335
Unrealized gain on preferred stock investment	—	—	(26,964)	—
Tax effect of adjustments	(1,082)	(1,103)	3,576	(2,788)
Total adjustments, net of tax	3,001	3,059	(9,920)	7,734
Adjusted net income (7)	$20,742	$16,786	$48,548	$39,663
Adjusted weighted average shares - diluted	20,615	21,531	20,899	21,904
Adjusted diluted earnings per share (7)	$1.01	$0.78	$2.32	$1.81

(7)    In evaluating the company’s financial performance and outlook, management uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, adjusted EBITDA as a percentage of revenues, adjusted net income, and adjusted diluted earnings per share, which are non-GAAP measures. Management uses these non-GAAP financial measures to gain an understanding of the company's comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect the company's ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing the company's business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. Management believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.